                                                             Exhibit (h)(2)(vi)


                              FIFTH AMENDMENT TO

                       ADMINISTRATIVE SERVICES AGREEMENT

   This Amendment made as of February 1, 2008, by and between Natixis Asset Management Advisors, L.P. ("Natixis Advisors") (formerly, IXIS Asset Management Advisors, L.P.), Natixis Funds Trust I, Natixis Funds Trust II , Natixis Funds Trust III, Natixis Funds Trust IV, Natixis Cash Management Trust, Loomis Sayles Funds I, Loomis Sayles Funds II and Hansberger International Series (collectively, the "Trusts").

   WHEREAS, Natixis Advisors and the Trusts are parties to an Administrative Services Agreement dated January 3, 2005, (the "Agreement"), governing the terms and conditions under which Natixis Advisors provides certain administrative services to the series of the Trusts; and

   WHEREAS, Natixis Advisors and the Trusts desire to amend Schedule A of the Agreement to reflect changes in Trust Portfolios;

   NOW THEREFORE, in consideration of the premises and covenants contained herein, Natixis Advisors and the Trusts hereby agree as follows:

1. Schedule A of the Agreement is deleted in its entirety and replaced with Schedule A attached hereto.

2. Except as specifically superseded or modified herein, the terms and provisions of the Agreement shall continue to apply with full force and effect.

3. This Amendment may be executed in one or more counter parts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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   IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed as a sealed instrument in its name and behalf by its duly authorized representative as of the date first above written.

NATIXIS ASSET MANAGEMENT ADVISORS, L.P.

By Natixis Distribution
Corporation, its
generalpartner

By: /s/ John T. Hailer
    --------------------------
    John T. Hailer, President
    and Chief Executive
    Officer

NATIXIS FUNDS TRUST I
NATIXIS FUNDS TRUST II
NATIXIS FUNDS TRUST III
NATIXIS FUNDS TRUST IV
NATIXIS CASH MANAGEMENT TRUST
LOOMIS SAYLES FUNDS II
HANSBERGER INTERNATIONAL SERIES


By: /s/ John T. Hailer
    --------------------------
    John T. Hailer, President

LOOMIS SAYLES FUNDS I

By: /s/ John T. Hailer
    --------------------------
    John T. Hailer, Executive
    Vice President

                                                                     Schedule A

                               Trust Portfolios

                            As of: February 1, 2008

Natixis Funds Trust I
CGM Advisor Targeted Equity Fund
Hansberger International Fund
Natixis Income Diversified Portfolio
Natixis U.S. Diversified Portfolio
Loomis Sayles Core Plus Bond Fund
Vaughan Nelson Small Cap Value Fund
Westpeak 130/30 Growth Fund

Natixis Funds Trust II
Harris Associates Large Cap Value Fund
Loomis Sayles Massachusetts Tax Free Income Fund

Natixis Funds Trust III
Harris Associates Focused Value Fund
Natixis Moderate Diversified Portfolio

Natixis Funds Trust IV
AEW Real Estate Fund

Natixis Cash Management Trust
Natixis Cash Management Trust - Money Market Series

Loomis Sayles Funds I
Loomis Sayles Bond Fund
Loomis Sayles Fixed Income Fund
Loomis Sayles Global Bond Fund
Loomis Sayles High Income Opportunities Fund*
Loomis Sayles Inflation Protected Securities Fund
Loomis Sayles Institutional High Income Fund
Loomis Sayles Intermediate Duration Fixed Income Fund
Loomis Sayles Investment Grade Fixed Income Fund
Loomis Sayles Securitized Asset Fund*
Loomis Sayles Small Cap Value Fund

* With respect to these Funds only, paragraph 3 of the Agreement is revised to provide that Natixis Advisors shall be entitled to reasonable compensation for its services and expenses as Administrator, but Loomis, Sayles & Company, L.P. ("Loomis Sayles), the adviser to the Funds, and not Loomis Sayles Funds I, shall be responsible for payment of such compensation and expenses relating to the Funds, as agreed upon by Loomis Sayles in separate Letter Agreements dated January 3, 2005 and July 1, 2005, respectively.

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
Loomis Sayles Funds II
Loomis Sayles Mid Cap Growth Fund
Loomis Sayles Growth Fund
Loomis Sayles High Income Fund
Loomis Sayles Investment Grade Bond Fund
Loomis Sayles International Bond Fund
Loomis Sayles Limited Term Government and Agency Fund
Loomis Sayles Municipal Income Fund
Loomis Sayles Research Fund
Loomis Sayles Small Cap Growth Fund
Loomis Sayles Strategic Income Fund
Loomis Sayles Tax-Managed Equity Fund
Loomis Sayles Value Fund
Loomis Sayles Global Markets Fund
Loomis Sayles Global Markets Fund

Hansberger International Series
Hansberger Emerging Markets Fund
Hansberger International Value Fund
Hansberger International Growth Fund
Hansberger International Core Fund
Hansberger All Countries Fund (not operational)